FORM NO. 3a **Registration No. 47855**

BERMUDA

CERTIFICATE OF INCORPORATION ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of ***the Companies Act 1981*** **Montpelier Subsidiary 1, Ltd.** by resolution and with the approval of the Registrar of Companies has changed its name and was registered as **Blue Capital Reinsurance Holdings Ltd.** on the **17th** day of **July 2013.**

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this **19th** day of **July 2013**

for **Registrar of Companies**